Exhibit 99.1

ChinaCast Education Corporation Announces
Changes in Board of Directors

Beijing, China, - September 3, 2009 - ChinaCast Education Corporation (the ``Company'' or ``ChinaCast'') (Nasdaq:CAST), a leading for-profit, post-secondary and e-learning services provider in China, today announced that Mr. Yin Jian Ping has resigned as a member of ChinaCast’s board of directors, effective August 31, 2009.  The Company also announced that Michael J. Santos, recently promoted to President, International of ChinaCast Education, was appointed by the board to replace Mr. Yin as a director.

“On behalf of ChinaCast Education and its shareholders, I would like to thank Mr. Yin for his contribution to the Company and the Board of Directors over the past nine years and am joined by the other directors in wishing him well in his future endeavors," said Mr. Ron Chan, Chairman of the Board of Directors and Chief Executive Officer of ChinaCast Education Corporation.  “I am also pleased to announce the promotion of Michael Santos to President, International and also his appointment as a board director to replace Mr. Yin.  Over the last eight years since joining the company from one of our strategic venture capital investors, Michael has contributed greatly to the growth of ChinaCast and his industry knowledge and successful track record will be of great value as we expand our international education partnership growth strategy.”

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-learning services provider in China. The Company provides its post-secondary degree programs through the Foreign Trade and Business College (or "FTBC") of Chongqing Normal University. FTBC offers career-oriented bachelor's degree and diploma programs in business, economics, trade, tourism management, advertising, language, IT and music. These degree and diploma programs are fully accredited by the PRC Ministry of Education. The Company provides its e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite broadband network. These services include interactive distance learning applications, multimedia education content delivery, English language training and vocational training courses. The company is listed on the NASDAQ with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the Company's Annual Report on Form 10K for the fiscal year ended December 31, 2008. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

Contact:

ChinaCast Education Corporation
Michael J. Santos, President - International
+1-347-482-1588
mjsantos@chinacasteducation.com
www.chinacasteducation.com

HC International
Ted Haberfield, Executive Vice President
+1-760-755-2716
thaberfield@hcinternational.net